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                          BRIGGS & STRATTON CORPORATION

                        FORM 8-K Dated November 14, 2001

                                   Exhibit 99






FOR MORE INFORMATION CONTACT:

Jeff Mahloch
Telephone:  414-259-5615
Facsimile:  414-256-5155


                RETIREMENT INCENTIVE OFFERED BY BRIGGS & STRATTON

Milwaukee, WI - - - November 14, 2001 - - Briggs & Stratton Corporation announced today that a retirement incentive benefit package will be offered to eligible Milwaukee based salaried employees.

Approximately 190 employees are eligible for the package. In addition to the employees who elect to retire, approximately twenty-five salaried positions will be eliminated.

Employees eligible to participate in the incentive program have until December 14, 2001 to make their decision.